Exhibit 10.2

FORM OF CONVERTIBLE PROMISSORY NOTE

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE UNDER THE CIRCUMSTANCES AT THE TIME OBTAINING AND DEMONSTRATED BY AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AND ITS COUNSEL.  THIS NOTE IS SUBJECT TO THE TERMS OF A CONVERTIBLE PROMISSORY NOTE AGREEMENT, DATED AS OF MAY __, 2011 (THE “AGREEMENT”).

$___________ Dated as of May __, 2011

For Value Received, Bakken Resources, Inc., a Nevada corporation (the “Company”), hereby promises to pay to ___________ (the “Holder”), the sum of ____________________ Dollars ($_____________________), or such lesser amount as shall then equal the outstanding principal amount hereof, together with interest thereon at the rate of six percent (6%) per annum, on the terms and conditions set forth hereinafter.

The following is a statement of the rights of the Holder and the conditions to which this Promissory Note (this “Note”) is subject, and to which the Holder, by the acceptance of this Note, agrees:

1.

Principal and Interest.  All payments under this Note shall be by cashier’s check, wire transfer or other immediately available funds payable in United States currency.  The principal hereof shall be due and payable on December 31, 2011 or such earlier date as is provided in Section 3 below (the “Maturity Date”).  Accrued interest, at the rate mentioned above, shall be due and payable on the Maturity Date or, with respect to any portion of the principal amount hereof that is prepaid, on the date of such prepayment.

2.

Events of Default.  Each of the following events shall be deemed an Event of Default hereunder: (i) the Company fails to timely pay all then outstanding principal and accrued interest when due; (ii) the Company files a petition or action for relief under any bankruptcy, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing; or (iii) an involuntary petition is filed against the Company (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company.

Upon the occurrence of an Event of Default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of the Holder, in the case of an Event of Default of the nature specified in clause (i) above, and automatically, in the case of an Event of Default pursuant to clauses (ii) or (iii) above, be immediately due, payable and collectible by Holder pursuant to applicable law.  Subject to the foregoing, Holder shall have all rights and may exercise any remedies available to it under law, successively or concurrently.  In addition, at any time or times during which an Event of Default shall then exist, the interest rate under this Note shall be equal to the lesser of: (i) ten percent (10%) per annum or (ii) the maximum rate of interest permitted by applicable law.

3.

Conversion Upon Next Round of Financing. The parties acknowledge that the Company will be entering into the next Qualified Financing Round at which time the Holder shall convert the principal amount into shares of the Company’s equity securities upon the terms and conditions set forth in the Agreement.  A “Qualified Financing Round” shall be an equity financing of the Company for an amount not less than two million dollars (USD$2,000,000).

4.

Parties in Interest.  All covenants, agreements and undertakings in this Note binding upon the Company or the Holder shall bind and inure to the benefit of (i) the Holder and the Holder’s successors and assigns, and (ii) the Company and the Company’s respective successors and permitted assigns.

5.

Notices.  All notices, requests, consents and demands shall be given or made, and shall become effective, in accordance with the Agreement.

6.

Enforceability.  The Company acknowledges that this Note and the Company’s obligations hereunder are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of the Company evidenced hereby, unless otherwise expressly evidenced in a writing duly executed by the Holder hereof.

7.

Payment.  If the date for any payment due hereunder would otherwise fall on a day which is not a Business Day, such payment or expiration date shall be extended to the next following Business Day with interest payable at the applicable rate specified herein during such extension.  “Business Day” shall mean any day other than a Saturday, Sunday, or any day which shall be in the City of New York a legal holiday or a day on which banking institutions are required or authorized by law to close.

8.

Lost Documents.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (i) in the case of loss, theft or destruction, of indemnity satisfactory to them and (ii) in the case of mutilation, of surrender for cancellation of such Note, and, in any case, upon reimbursement to the Company of all reasonable expenses incidental thereto, the Company will make and deliver in lieu of such Note a new Note of like tenor and principal amount and dated as of the original date of this Note.

9.

Prepayment. The Company may prepay this Note in whole or in part at any time.

10.

Assignment.  The rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

11.

Amendment and Waiver. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

12.

Governing Law.  This Note shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first set forth above.

BAKKEN RESOURCES, INC.

By ______________________________

Name:

Title:

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